UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:30 a.m., local time, on Thursday, May 16, 2019

PLACE	Merchants Bancorp 11555 N. Meridian Street, First Floor Conference Room Carmel, Indiana 46032

PURPOSE

(1)  The election of the Company’s Board of Directors, consisting of nine (9) Directors to serve until the Company’s 2020 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation, removal, or death

(2) The ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

(3) The transaction of such other matters as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	In order to vote, you must have been a holder of our common stock at the close of business on April 1, 2019.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card. Voting instructions are printed on the proxy card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Michael F. Petrie
Chairman, Chief Executive Officer, and Secretary

April 5, 2019

MERCHANTS BANCORP

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 16, 2019

These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Merchants Bancorp (the “Company,” “Merchants,” “we,” “our,” or “us”), an Indiana corporation, of proxies to be used at the 2019 annual meeting of shareholders of the Company (the “Annual Meeting”) and at any adjournments or postponements of such meeting.

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we make available proxy materials, which include the Notice of Annual Meeting, this proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2018 (“Annual Report”), on the Internet unless otherwise instructed by the shareholder. If you received the Notice of Internet Availability of Proxy Materials (the “Notice”) by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

The Notice is first being mailed to shareholders and we intend to provide access to the proxy materials to the shareholders of record beginning on or about April 5, 2019.

This Proxy Statement and our Annual Report are available at:

investors.merchantsbankofindiana.com

GENERAL INFORMATION

Time and Date:	8:30 a.m., local time, on Thursday, May 16, 2019

Place:	Merchants Bancorp 11555 N. Meridian Street, First Floor Conference Room Carmel, Indiana 46032

Record Date:	April 1, 2019

Voting:

Holders of our common stock as of the Record Date are entitled to vote. Each share of common stock is entitled to one (1) vote for each Director nominee and one (1) vote for each of the other proposals being voted on.

MATTERS TO BE VOTED ON AND RECOMMENDATIONS

Matter	Recommendation	Page Reference for More Detail
Election of Directors	FOR each nominee	4

Ratification of the appointment of BKD, LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2019	FOR	8

INFORMATION ABOUT THE MEETING AND VOTING

The following is information regarding the Annual Meeting and the voting process, presented in a question and answer format.

Why did I receive access to the proxy materials?

We have made the proxy materials available to you because as the Record Date, you held shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the Annual Meeting. It also gives you information concerning those matters to assist you in making an informed decision.

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We are using the SEC notice and access rule that allows us to furnish our proxy materials over the Internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about April 5, 2019, we sent our shareholders the Notice by mail with instructions on how to access our proxy materials over the Internet and vote online. The Notice is not a proxy card and cannot be used to vote your shares. If you received the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the Notice.

Who can attend the Annual Meeting?

Only holders of the Company’s common stock as of the Record Date, their authorized representatives and guests of the Company, may attend the Annual Meeting.

Who may vote at the Annual Meeting?

The proxy materials are provided to holders of the Company’s common stock who were holders of record on the Record Date. Only the Company’s common shareholders of record on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date 28,704,163 shares of the Company’s common stock were outstanding.

How can you attend and vote?

You may own your shares of common stock of the Company in one or more of the following ways:

•                  Directly in your name as shareholder of record; or

•                  Indirectly through a broker, bank, or other holder of record (your “nominee”) in “street name.”

For shares which you are the shareholder of record, you may vote your shares by Internet, or by requesting a proxy card and completing, signing, and returning it in the postage-paid envelope that will be provided. Simply follow the easy instructions provided on the Notice or proxy card. You may also vote in person at the Annual Meeting. Execution of a proxy card or voting via Internet will not affect your right to attend the Annual Meeting.

If your shares are held in street name, please follow the instructions provided by your nominee on the voting instruction form or notice in order to vote your shares. The method by which you may vote your shares (e.g., by Internet or telephone) may depend on the voting process of your nominee. If you desire to vote in person at the Annual Meeting, you must obtain a legal proxy from your nominee. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive. You must also bring valid picture identification, such as a driver’s license or a passport.

What happens if I do not give specific voting instructions?

Shareholders of Record.    If you are a shareholder of record and you (a) indicate when voting on the Internet that you wish to vote as recommended by the Board; or (b) sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the meeting.

Shares Held in Street Name.    If your shares are held in street name and you do not provide your nominee with specific voting instructions, then, under applicable rules, your nominee may generally vote on routine matters but cannot vote on non-routine matters. If your nominee does not receive instructions from you on how to vote your shares on a non-routine matter, your nominee will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” For the Annual Meeting, the election of Directors is considered a non-routine matter but the ratification of the appointment of our independent registered public accounting firm is considered a routine matter.

Can I change my vote after I return the proxy card or after voting electronically?

If you are a shareholder of record, you may revoke your proxy and change your vote at any time before it is voted. Prior to the applicable cutoff time, you may change your vote using the Internet, in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Secretary of the Company prior to the Annual Meeting.

If you hold your shares in street name, you may revoke your proxy by following instructions provided by your nominee.

No notice of revocation or later-dated proxy will be effective until received by the Company’s Secretary at or prior to the Annual Meeting.

What options do I have in voting on each of the proposals?

For Proposal 1 — Election of Directors, you may vote “FOR” or “WITHHOLD” for each Director nominee. For Proposal 2 — Ratification of Independent Registered Public Accounting Firm and any other proposal that may properly be brought before the Annual Meeting, you may vote “FOR,” “AGAINST,” OR “ABSTAIN.”

What is the quorum required for each matter?

The holders of a majority of the outstanding shares of the Company entitled to vote on each matter represented in person or by proxy will constitute a quorum for purposes of such matter at the Annual Meeting. If less than a majority of the outstanding shares are represented at the meeting, a majority of the shares represented may adjourn the meeting at any time.

As of the Record Date 28,704,163 shares of the Company’s common stock were outstanding. Therefore, at least 14,352,082 shares need to be represented in order to constitute a quorum.

How many votes are needed for approval of each proposal?

Our Directors are elected by a plurality of the votes cast at the Annual Meeting.  This means that the nominees for Director receiving the largest number of votes cast “FOR” will be elected up to the maximum number of Directors to be elected at the Annual Meeting to serve until the Company’s 2020 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation, removal, or death.

Ratification of the selection of BKD, LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If the appointment of BKD, LLP is not ratified, the matter of the appointment of our independent registered public accounting firm will be considered by the Audit Committee.

How are abstentions and broker non-votes treated?

Abstentions and, unless your nominee’s authority to vote on a particular matter is limited, broker non-votes are counted in determining the votes present at the meeting. A nominee has limited authority to vote on the election of Directors but is not limited as to the proposal relating to the ratification of the selection of BKD, LLP as the Company’s independent registered public accounting firm. With respect to the election of Directors, abstentions, broker non-votes, and votes to “WITHHOLD” for a nominee will result in such nominee receiving fewer votes but will not affect the outcome of the election. With respect to the ratification of the selection of BKD, LLP, abstentions and broker non-votes have the same effect as a vote against the proposal.

Who will pay for the costs involved in the solicitation of proxies?

The Company will pay all costs of preparing, assembling, and distributing the proxy materials, including printing and mailing any copy of this proxy statement requested by a shareholder. In addition to solicitations by mail, Directors, and officers of the Company and its subsidiaries may solicit proxies personally, by telephone, email, or in person, but such persons will not be specially compensated for their services.

Other Matters Related to the Meeting

Only matters brought before the Annual Meeting in accordance with the Company’s Second Amended and Restated By-Laws (“By-Laws”) will be considered. Aside from the items listed above in the Notice of Annual Meeting, the Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment, the proxy holders will vote them in accordance with their best judgment.

Each of the Board’s nominees for Director has consented to serving as a Director of the Company. Should any nominee for Director become unable or unwilling to accept nomination or election, the persons acting under the proxy intend to vote for the election of another person recommended by the Nominating and Corporate Governance Committee and nominated by the Board. The Company has no reason to believe that any of the nominees for Director will be unable or unwilling to serve if elected to office.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, shareholders entitled to vote will elect nine (9) Directors to serve until the Company’s 2020 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation, removal, or death. Set forth below is information concerning the nominees for election as Directors. One of our current Directors, John W. Perry, has decided to retire and not stand for reelection at the Annual Meeting. Mr. Perry’s decision was not a result of any dispute or disagreement with management or the Board.

The Board recommends that that shareholders vote “FOR” each of the nominees for election as Director.

NOMINEES

Name	Age	Occupation	Director Since
Michael F. Petrie	65	Chairman and Chief Executive Officer of the Company and Merchants Bank	2006

Randall D. Rogers	73	Vice Chairman of the Company	2006
Michael J. Dunlap	53	President and Chief Operating Officer of the Company and President and Co-Chief Operating Officer of Merchants Bank	2014
Scott A. Evans	54	Lynn Market President and Co-Chief Operating Officer of Merchants Bank	2006
Sue Anne Gilroy	70	Executive Director and Vice President of Development for the St. Vincent Foundation, Indianapolis, Indiana	2017
Andrew A. Juster	66	Former Chief Financial Officer of Simon Property Group, Inc., one of the largest publicly-traded real estate investment trusts in the United States	—
Patrick D. O’Brien	61	President of O’Brien Toyota, a Toyota dealership serving Indianapolis, Indiana	2013
Anne E. Sellers	58	Managing Principal and majority owner of Sensory Technologies, LLC	2017
David N. Shane	71	Former member of board of managers, President, and Chief Executive Officer of LDI Ltd., LLC	2013

There are no arrangements or understandings between any of our nominees or executive officers and any other person pursuant to which any of our nominees or Executive Officers have been selected for their respective positions. No nominee, current Director, or Executive Officer is related to any other nominee, current Director, or Executive Officer. No nominee for Director has been a director of another “public company” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of any investment company within the past five years.

The business experience of each of the nominees for Director, as well as their qualifications to serve on the Board, is as follows:

Michael F. Petrie.    Mr. Petrie has served as the Chairman and Chief Executive Officer of the Company and its subsidiary Merchants Bank of Indiana (“Merchants Bank”) since October 2006 and March 2002, respectively. Prior to January 1, 2018, Mr. Petrie had also served as President of the Company’s subsidiary Merchants Capital Corp. (“Merchants Capital”) since it was founded by Mr. Petrie and Mr. Rogers in August 1990.

In addition to Mr. Petrie’s positions at the Company and its subsidiaries, Mr. Petrie serves as the trustee of the Michael F. Petrie & Jody J. Petrie Foundation and as a director of the Indianapolis Neighborhood Housing Partnership, the Indiana Affordable Housing Council, Partners In Housing, and the Indianapolis Chamber of Commerce. Additionally, Mr. Petrie serves on the National Board for the Indiana University Varsity Club and the Advisory Board for the Indiana University Center for Real Estate Studies. In 2005, Mr. Petrie served as Chairman of the Mortgage Bankers Association Board of Directors, Washington, D.C. Mr. Petrie is a graduate of Indiana University with both a Bachelor of Science and Master of Business Administration in finance.

Mr. Petrie brings to the Board, among other skills and qualifications, extensive bank management experience derived from 40 years in the mortgage banking industry. Mr. Petrie also brings to the Board a broad strategic vision for the Company, and the Board believes this is valuable in developing and implementing the Company’s strategic growth initiatives.

Randall D. Rogers.    Mr. Rogers has served as a Director of the Company and the Vice Chairman of Merchants Bank since October 2006 and March 2002, respectively, Chairman of Merchants Capital since it was founded by Mr. Petrie and Mr. Rogers in August 1990, and Vice Chairman of the Company since January 1, 2018. Prior to January 1, 2018, Mr. Rogers also served as President and Chief Operating Officer of the Company.

In addition to Mr. Rogers’ positions at the Company and its subsidiaries, Mr. Rogers is also directly involved with the Rogers Family Foundation, which is administered by Central Indiana Community Foundation, which annually directs gifts to various 501(c)(3) organizations supporting causes such as children’s arts, the environment, animal welfare, poverty, healthcare, childhood education, and re-employment support. Mr. Rogers is a graduate of The University of North Carolina at Chapel Hill with a degree in economics and of the Stonier Graduate School of Banking at Rutgers University.

Mr. Rogers’ nearly 50 years of mortgage banking experience, including deep experience in multi-family lending and his involvement as a co-founder of our Company, make him uniquely qualified to serve as a Director and Vice Chairman of our Board.

Michael J. Dunlap.    Mr. Dunlap has served as a Director of the Company since May 2014. Mr. Dunlap became President and Chief Operating Officer of the Company on January 1, 2018 and has been President and Co-Chief Operating Officer of Merchants Bank since May 2014. Mr. Dunlap has over 25 years of mortgage banking experience and joined Merchants Bank as Senior Vice President of Mortgage Banking in August 2009 and has been primarily responsible for establishing our warehouse lending platform and Merchants Mortgage, a division of Merchants Bank focused on single-family mortgage origination and servicing. Prior to joining the Company, Mr. Dunlap served as Chief Financial Officer of National City Mortgage, which was acquired by The PNC Financial Services Group, Inc. and prior to that held similar finance positions at Bank One, which was acquired JPMorgan Chase & Co., and Waterfield Mortgage Co., which was acquired by Huntington Bancshares, Inc. Mr. Dunlap is a graduate of Indiana University with a degree in accounting and is a former licensed Certified Public Accountant.

Mr. Dunlap’s extensive experience and knowledge of the Company and its products and services, particularly in mortgage banking, is tremendously valuable to the Board.

Scott A. Evans.    Mr. Evans has served as a Director of the Company and President and Co-Chief Operating Officer of Merchants Bank’s Lynn Market since March 2004 and Chairman of the Board of Directors of the Company’s Illinois bank subsidiary, Farmers-Merchants Bank of Illinois, since 2017. Mr. Evans has almost 30 years of community banking and related experience. Prior to joining the Company, Mr. Evans was Assistant Vice President, Agriculture Lending at Bath State Bank, Bath, Indiana from 2002 to 2004. Also, Mr. Evans served Vice President of The Farmers State Bank, New Madison, Ohio from 1989 to 2000 where he performed a variety management functions, including with respect to compliance, human resources, information technology, information security, and accounting.

In addition to Mr. Evans’ positions at the Company and its subsidiaries, Mr. Evans also is a member of the Ohio Farm Bureau and Ohio Corn and Wheat Growers Association and previously served as chairman of the finance committee of the St. Vincent Randolph Hospital Foundation. Mr. Evans is a graduate of The Ohio State University with a Bachelor of Science degree in agriculture, with an emphasis in agriculture economics and finance.

Mr. Evans brings to the Board, among other skills and qualifications, extensive experience in community banking, and in particular in agricultural lending.

Sue Anne Gilroy.    Ms. Gilroy has served as a Director of the Company since June 2017. Ms. Gilroy has served as Executive Director and Vice President of Development for the St. Vincent Foundation, Indianapolis, Indiana, since 2005. Ms. Gilroy has held a number of offices in public service and previously served as Indiana’s first female Secretary of State from 1994 to 2002, the first female director of Indianapolis and Marion County, Indiana’s consolidated city-county government as Director of Indianapolis Parks and Recreation from 1974 to 1976, Senator Richard G. Lugar’s Indiana State Director from 1990 to 1993, and on Indiana Governor Mitch Daniels’ Blue Ribbon Commission on Local Government Reform in 2007.

In addition, Ms. Gilroy also serves on the board of directors of the University of Indianapolis, Indianapolis Oasis, and University High School, Indianapolis, Indiana, on the advisory board of the Richard G. Lugar Center for Tomorrow’s Leaders at the University of Indianapolis, and as trustee of the Endowment Fund Board of Tabernacle Presbyterian Church. Ms. Gilroy is a graduate of DePauw University with a degree in speech and secondary education and holds a master’s degree in public administration from Indiana University, Indianapolis.

Ms. Gilroy brings to the Board, among other skills and qualifications, the experiences of a career in public sector management, as well as extensive leadership in the non-profit world.

Andrew A. Juster.    Mr. Juster was nominated for election to the Board on February 21, 2019. From 1989 through 2018, Mr. Juster was employed by Simon Property Group, Inc., a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations, an S&P 100 company, and one of largest publicly-traded real estate investment trusts in the United States. From 2015 to October 1, 2018, Mr. Juster served as Executive Vice President and Chief Financial Officer of Simon Property Group, Inc., and previously served as Executive Vice President and Treasurer. Mr. Juster is a graduate of American University and received a Master of Business Administration from the Wharton Graduate School of the University of Pennsylvania.

Mr. Juster will bring extensive knowledge of the commercial real estate market and significant experience in finance, including overseeing financing strategies and capital market activities, and an understanding of the necessary accounting systems and controls of a publicly traded company.

Patrick D. O’Brien.    Mr. O’Brien has served as a Director of the Company since November 2013. Since 1990 Mr. O’Brien has been President of O’Brien Toyota, a Toyota dealership serving the Indianapolis, Indiana area. Mr. O’Brien is also the owner and managing member of K&P Property Development, LLC, a real estate holding company, and co-owner and managing member of Pinheads, a family entertainment center in Fishers, Indiana. Mr. O’Brien has previously served as chairman of Toyota’s Regional Dealer Council, which serves a four-state area including Indiana, chairman of the Chicago Region Toyota Dealer Advertising Association, and President of the Auto Dealers Association of Indiana. Mr. O’Brien is a graduate of Indiana University with a bachelor’s degree in business management.

Mr. O’Brien brings to the Board, among other skills, a wide range of knowledge and perspective relative to operating successful businesses and the business community in our Indianapolis market.

Anne E. Sellers.    Ms. Sellers has served as a Director of the Company since June 2017. Since 2006 Ms. Sellers has served as Managing Principal and majority owner of Sensory Technologies, LLC, an Indianapolis-based company that specializes in audiovisual integration technologies, including videoconferencing system design, web streaming and distribution, and sound and acoustic design.

Ms. Sellers has also previously served in a variety of accounting and finance roles, including with Ernst & Young. In addition, Ms. Sellers is also a member of the board of directors of the National Systems Contractors Association and The Alliance Group, a member of the executive committee of The Gathering, and a past member of the board of directors of the National Association of Women Business Owners, Indianapolis Chapter. Ms. Sellers is a graduate of DePauw University with a degree in economics.

Ms. Sellers brings to the Board, among other skills and qualifications, extensive experience in management and leadership in the technology industry.

David N. Shane.    Mr. Shane has served as a Director of the Company since November 2013. Mr. Shane previously served as Vice-President and Executive Vice-President (from 1997 to 2006) and President and Chief Executive Officer and member of the board of managers (from 2007 until his retirement in 2013) of LDI Ltd., LLC, an Indianapolis based diversified holding company that focuses on funding and operating middle-market companies.  From 1975 to 1995 Mr. Shane was an attorney and partner at the law firm of Baker & Daniels LLP, now Faegre Baker Daniels LLP.

In addition, Mr. Shane currently is a director at Our Health, Inc. and Syndicate Sales, Inc., and serves as a member of the boards of directors of Lilly Endowment, Inc., The Mind Trust, and Ascend Indiana, Inc., and as a member of the board of trustees of Wabash College. He is a graduate of Wabash College with a degree in English and received his juris doctor degree from Duke University School of Law.

Mr. Shane brings to the Board, among other skills and qualifications, extensive business and legal skills that assist the Board in fulfilling its oversight role of management.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed, and the Board has ratified, BKD, LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to ratification by shareholders.  A representative of BKD, LLP is not expected to be present at the annual meeting to respond to appropriate questions from shareholders or make a statement.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by shareholders at the annual meeting, the Audit Committee of the Board will consider other independent registered public accounting firms.

The Board recommends that shareholders vote “FOR” the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our Executive Officers and management. Our Directors fulfill their duties and responsibilities by attending regular meetings of the Board, with additional special meetings held from time to time. Our Directors also discuss business and other matters with Messrs. Petrie and Dunlap, and other key executives, as well as our principal external advisers (legal counsel, auditors, and other consultants) at times other than regularly scheduled meetings when appropriate.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable laws and regulations and our First Amended and Restated Articles of Incorporation, as amended (“Articles”) and By-Laws.

The Board held five (5) regularly scheduled and special meetings during 2018. In 2019, the Board intends to meet four (4) times, with special meetings held from time to time when necessary, and through committee membership, which is discussed below. During 2018, all Directors attended at least 75 percent of the meetings of the Board and the committees on which they served. Although we do not have a formal policy regarding Director attendance at the annual meeting, we encourage and expect all of our Directors to attend. All of the Directors serving at that time were present at the Company’s 2019 annual meeting of shareholders.

Director Independence

Under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and the SEC, our Board has affirmatively determined that five (5) of the nine (9) Directors qualify as independent Directors: Ms. Gilroy, Mr. O’Brien, Mr. Perry, Ms. Sellers and Mr. Shane. Additionally, our Board as affirmatively determined that Mr. Juster, if elected, would qualify as an independent director.  Messrs. Petrie, Dunlap, and Evans do not qualify as independent directors because each is an Executive Officer. Mr. Rogers does not qualify as an independent director because he is an employee and was our President and Chief Operating Officer in 2018.

Our Board has a Chairman whose duties are described in our By-Laws, and it performs its oversight role through various committees. The Board may select any of its members as its Chairman and has no formal policy as to whether our Chief Executive Officer will serve as Chairman or whether any other Director, including a non-employee or independent director, may be elected to serve as Chairman. At present, the positions of Chairman and Chief Executive Officer are both held by Mr. Petrie. The Board believes that Mr. Petrie is best situated to serve as

Chairman because of his familiarity with the Company’s business and because he is the most capable of effectively identifying strategic opportunities and leading the execution of our business strategy.

However, our Board has adopted a written charter to govern in the event the positions of Chairman and Chief Executive Officer are held by the same individual. This “Independent Lead Director Charter” was developed to describe the responsibilities of the Independent Lead Director in the same individual is Chairman and Chief Executive Officer, and the Independent Lead Director will be a member of the Board who satisfies the requirements for independent directors under the Nasdaq rules. The Independent Lead Director is currently John W. Perry. With Mr. Perry’s retirement, at the next meeting of the Board after the Annual Meeting the Board will appoint a new Director to serve as Independent Lead Director.

As described in the charter, the Independent Lead Director has responsibility for, among other things:

•                  consulting with the Chief Executive Officer for Board schedules and agendas, including advising the Chief Executive Officer as to the quality, quantity, and timeliness of the information submitted by Merchants’ management;

•                  organize meetings of the independent Directors as necessary to, in part, ensure they have adequate resources for decision making and to serve as the principal liaison between the independent Directors and the Chief Executive Officer;

•                  conducting exit interviews with all departing senior executives, as appropriate; and

•                  handling other such matters that are specifically delegated to the Independent Lead Director by our Board from time to time.

The independent Directors regularly have the opportunity to meet without the non-independent Directors present. In 2018, the Board did not hold independent sessions of the independent Directors. In 2019, the Board expects to have at least two (2) independent sessions of the independent Directors.

Board’s Role in Risk Management

Risk is inherent in any business, and, as is the case with other management functions, our senior management has primary responsibility for managing the risks we face. However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. We are subject to extensive regulation that requires us to assess and manage those risks, and during their periodic examinations our regulators assess our performance in that regard. As a result, the Board is actively involved in overseeing our risk management programs.

While the full Board is charged with ultimate oversight responsibility for risk management, various committees of the Board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from senior management regarding comprehensive organizational risk as well as particular areas of concern. The Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentives that encourage a level of risk-taking consistent with our overall strategy.

Further, our Chairman meets regularly with senior management to discuss strategy and the risks we face.  Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.

Board Committees

Our Board currently has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee is comprised solely of Directors that meet the definition of “independent director” under the Nasdaq rules, and as to the Audit Committee, also satisfy the requirements of SEC Rule 10A-3. Each of the committees of the Board meets at such times as determined to be necessary.

Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our Articles and By-Laws.

Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee has a written charter which sets forth the committee’s duties and responsibilities and is reviewed by the committee on a regular basis. The current charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on the investor relations section of our website, http://investors.merchantsbankofindiana.com/.

The following table identifies our standing committees and their members.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sue Anne Gilroy	M	M	M
Patrick D. O’Brien	M	C	M
John W. Perry	C	M	M
Anne E. Sellers	M	M	M
David N. Shane	M	M	C
Number of Meetings in 2018	7	1	1

M: Member of Committee
C: Chairperson of Committee

Audit Committee

Our Board has affirmatively determined that each member of the Audit Committee also satisfies the additional independence standards under the Nasdaq rules and applicable SEC rules for audit committee service and has the ability to read and understand fundamental financial statements. In addition, our Board has determined that each of John W. Perry, Anne E. Seller, and David N. Shane qualify as an “audit committee financial expert,” as that term is defined under the applicable SEC rules.

As described in its charter, our Audit Committee has responsibility for, among other things:

•                  selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;

•                  reviewing the independence of our independent auditors;

•                  reviewing actions by management on recommendations of the independent auditors and internal auditors;

•                  meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures and results;

•                  reviewing earnings releases, financial statements and reports to be filed with the SEC or otherwise;

•                  reviewing and approving transactions for potential conflicts of interest under our Code of Conduct; and

•                  handling other such matters that are specifically delegated to the Audit Committee by our Board from time to time.

Compensation Committee.

As described in its charter, our Compensation Committee has responsibility for, among other things:

•                  overseeing executive compensation and management succession plans, and personnel policies, benefits programs, and incentive compensation as they relate to our Executive Officers, and ensuring the competitiveness thereof;

•                  establishing performance goals and objectives relative to the compensation of our Executive Officers;

•                  determining the annual compensation of our Chief Executive Officer;

•                  recommending to the Board the compensation of all other Executive Officers, including annual base salary, annual or short-term incentive opportunities, long-term incentive opportunities, employment, severance, and/or change-in-control agreements, and any perquisites or special benefits;

•                  reviewing the talent development and executive succession planning process with our Chief Executive Officer;

•                  preparing the Compensation Committee report that may be required by SEC rules to be included in our future annual reports and proxy statements; and

•                  handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Nominating and Corporate Governance Committee.

As described in its charter, our Nominating and Corporate Governance Committee has responsibility for, among other things:

•                  recommending persons to be selected by our Board as nominees for election as directors or to fill any vacancies on our Board;

•                  monitoring the functioning of our standing committees and recommending any changes, including the creation or elimination of any committee;

•                  reviewing and assessing the standard for determining director independence consistent with the requirements of applicable laws, regulations, and the Nasdaq rules;

•                  annually assessing the independence of non-executive directors and recommending action to the Board to effect changes in incumbent directors (if deemed appropriate by the Committee);

•                  recommending to the Board on an annual basis an independent director to serve as Chairman or Lead Director, as applicable;

•                  reviewing shareholder proposals properly submitted, including any proposed amendments to our Articles or By-Laws; and

•                  generally advising the Board on corporate governance matters, including reviewing and assessing the Company’s compliance with the requirements of applicable laws, regulations, including state and federal banking laws, and the Sarbanes-Oxley Act, and the Nasdaq rules;

Additionally, as provided for in its charter, our Nominating and Corporate Governance Committee also has the power and authority to conduct certain activities as the Committee deems appropriate, including:

•                  advise and make recommendations to the Board on the appropriate size and composition of the Board; and

•                  make recommendations to the Board with respect to the qualifications and independence of members of the Board, committee member qualifications, and committee structure and operations.

One of our nominees for Director, Andrew A. Juster, is not currently a Director of the Company. Mr. Juster was recommended to the Nominating and Corporate Governance Committee for nomination as a Director by our Chairman and Chief Executive Officer, Mr. Petrie. After Mr. Petrie’s recommendation, the Nominating and Corporation Governance Committee evaluated the experience, qualifications, and potential contributions of Mr. Juster, particularly considering the skills and contributions of Mr. Perry that will be lost upon his retirement, and voted to recommend Mr. Juster as a nominee for Director.

Shareholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Shareholders may contact our Board by contacting our Secretary, Michael F. Petrie at 11555 N. Meridian Street, Suite 400, Carmel, Indiana 46032 or (317) 569-7420.

Nominations of Directors. In accordance with our By-Laws, a shareholder may nominate a Director for election at an annual meeting of shareholders by giving written notice of such nomination to our Secretary, at the above address, which much be received not less than 90 days nor more than 120 days prior to the annual meeting. However, that if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, such written notice, to be timely, shall be delivered or mailed to the Secretary and received at our principal office not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed to shareholders or such prior public disclosure was made. On February 21, 2019, we filed a Current Report on Form 8-K announcing the date of the Annual Meeting, which means any shareholder nomination for a Director must have been delivered to our Secretary no later than March 3, 2019 for the Annual Meeting. We did not receive any shareholder nominations for Director.

The shareholder’s notice to the Secretary must include: (a) the name and address of record of the nominating shareholder; (b) a representation that the nominating shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the nominating shareholder; (e) such other information regarding each nominee proposed by such nominating shareholder as is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as in effect; and (f) the consent of each nominee to serve as a Director of the Company if so elected.

Other Shareholder Proposals.  In accordance with our By-Laws, for proposals to be otherwise brought by a shareholder and voted upon at an annual meeting of shareholders, the shareholder must give written notice of the proposal to our Secretary, at the above address, which much be received not less than 90 days nor more than 120 days prior to the annual meeting. However, that if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, such written notice, to be timely, shall be delivered or mailed to the Secretary and received at our principal office not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed to shareholders or such prior public disclosure was made. On February 21, 2019 we filed a Current Report on Form 8-K announcing the date of the Annual Meeting, which means any shareholder proposal must have been delivered to our Secretary no later than March 3, 2019 for the Annual Meeting. We did not receive any shareholder proposals.

The shareholder’s notice to the Secretary must include: (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of record of the shareholder proposing such business; (c) the number of shares of our common stock beneficially owned by such shareholder on the date of such shareholder’s notice; and (d) any financial or other interest of such shareholder in the proposal.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee (a) is or has ever been an employee of ours; (b) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” except with respects to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties; or (c) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

Code of Conduct

We have a Code of Conduct that applies to all of our Directors and employees. The Code of Conduct sets forth the standard of ethics that we expect all of our Directors and employees to follow. Our Code of Conduct is available on investor relations section of our website, http://investors.merchantsbankofindiana.com/. In accordance with SEC rules, we intend to disclose on the investor relations section of our website any amendments to the Code of Conduct, or any waivers of its requirements, that apply to our Executive Officers to the extent such disclosure is required.

DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as our Non-Executive Directors during the fiscal year ended December 31, 2018.  The table excludes perquisites, which did not exceed

$10,000 in the aggregate for each Director. Each of Messrs. Petrie, Rogers, Dunlap, and Evans were Executive Directors in 2018 and did not receive additional compensation for their service as a Director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Sue Anne Gilroy	30,500	10,017	40,517
Patrick D. O’Brien	33,000	10,017	43,017
John W. Perry	39,500	10,017	49,517
Anne E. Sellers	30,500	10,017	40,517
David N. Shane	33,500	10,017	43,517

(1)  Each Director receives a number of shares of the Company’s common stock equal to $10,000, rounded up to the nearest whole share. For 2018, each Director received 366 shares based on the closing price of $27.37 on June 4, 2018, the day immediately preceding the Directors election to the Board.

Directors’ Fees

Prior to June 2018 Non-Executive Directors received $3,000 per Board meeting attended and members of the Boards’ committees, as well as the chairpersons thereof received an additional fee of $1,000 and $1,500 per committee meeting attended, respectively.

Beginning June 2018, the compensation paid to Non-Executive Directors was increased as provided immediately below, largely in consideration of the increased responsibilities of the Company’s Directors associated with the Company becoming a reporting company under the Exchange Act.

•                  Annual cash retainer of $15,000;

•                  Annual award of restricted stock equal to $10,000 (rounded up to the nearest whole share);

•                  $1,000 per Board meeting attended (whether in person or by telephone);

•                  $1,000, $500, and $500 per Audit, Compensation, and Nominating and Corporate Governance Committee meeting attended, respectively (whether in person or by telephone); and

•                  $7,500, $2,500, and $2,500 to the Chairpersons of the Audit, Compensation, and Nominating and Corporate Governance Committees, respectively.

Each of our Directors also serves as a Director of Merchants Bank. No additional compensation is paid to our Directors for service as a Director of Merchants Bank or any of our subsidiaries.

EXECUTIVE COMPENSATION

As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our Principal Executive Officer and our two other most highly compensated Executive Officers, which are referred to as our “Named Executive Officers.”

Our Named Executive Officers for 2018 were:

•                  Michael F. Petrie, Chairman of the Board and Chief Executive Officer.

•                  Michael J. Dunlap, President and Chief Operating Officer of the Company and President and Co-Chief Operating Officer of Merchants Bank.

•                  Michael R. Dury, President and Chief Operating Officer of Merchants Capital.

The following summary compensation table shows all cash and non-cash compensation paid to or received or deferred by our Named Executive Officers for services rendered to us and our subsidiaries in all capacities during the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Michael F. Petrie	2018	630,000	—	—	17,640	647,740
Chairman of the Board and Chief Executive Officer	2017	600,000	—	—	18,980	618,980
Michael J. Dunlap	2018	500,000	100,000	249,995	8,250	858,245
President and Chief Operating Officer of the Company and President and Co-Chief Operating Officer of Merchants Bank (3)	2017	250,000	350,100	187,715	8,100	795,915
Michael R. Dury	2018	110,000	3,268,106	77,008	8,250	3,463,364
President, Merchants Capital (4)	2017	100,000	2,558,541	105,097	8,100	2,771,738

(1)                                 Stock awards are generally made in the first quarter of the following year based on our full year performance. For 2018, restricted stock units were awarded in February 2019 and for 2017, restricted stock units were awarded in February 2018. The amounts set forth in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards for the years ended December 31, 2018 and 2017 in accordance with FASB ASC Topic 718.

(2)                                 “All Other Compensation” for the Named Executive Officers during 2018 and 2017 includes our match under the terms of our 401(k) Plan and for Mr. Petrie includes monthly country club dues and assessments.

(3)                                 Effective January 1, 2018, Mr. Dunlap became President and Chief Operating Officer of the Company, in addition to serving as President and Co-Chief Operating Officer of Merchants Bank.

(4)                                 Effective January 1, 2018, Mr. Dury was promoted from Executive Vice President to President of Merchants Capital Corp.

General

We compensate our Named Executive Officers (other than Mr. Petrie) through a combination of base salary, annual bonuses, equity awards, and other benefits. Our Compensation Committee believes the executive compensation packages that we provide to our executives, including the Named Executive Officers (other than Mr. Petrie), should include both cash and equity compensation that reward performance as measured against established corporate goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our Named Executive Officers.

Base Salary

The Compensation Committee reviews and recommends to the Board the base salaries of our Named Executive Officers and sets the compensation of our Chief Executive Officer. The Committee relies on market data provided by our internal human resources department and survey data from industry resources. The Compensation Committee also retains independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our performance review process and upon a promotion or other change in job responsibility.

Bonus

Annual bonuses for Mr. Dunlap and Mr. Dury are approved by the Compensation Committee subject to the terms of their respective incentive arrangements.

Equity Awards

Prior to our adoption of the 2017 Equity Incentive Plan, the equity awards we issued historically consisted of restricted stock awards issued pursuant to the Prior Incentive Plan, which, as described more fully below, allowed the Compensation Committee to establish the terms and conditions of the awards, subject to the Prior Incentive Plan’s terms.

Benefits

401(k) Plan.    The 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees (including those of our subsidiaries). The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named Executive Officers, all of whom were eligible during 2018, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer between 1% and 100% of their compensation to the 401(k) Plan, up to the applicable IRS limit. We currently match, dollar for dollar, the first 3% of an employee’s contribution to the 401(k) Plan. Our match is contributed in the form of cash and is invested according to the employee’s current investment allocation.

Health and Welfare Benefits.    Our Named Executive Officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the Named Executive Officers with any health and welfare benefits that are not generally available to our other employees.

Perquisites.    We pay monthly dues and assessments for a country club membership for Mr. Petrie which he uses primarily to entertain current and prospective customers. We do not provide any other perquisites to our Named Executive Officers.

Employment Agreements

Mr. Petrie does not have an employment agreement.

Mr. Dunlap does not have an employment agreement. Mr. Dunlap will also be eligible for an annual cash bonus based on the Company’s achievement of certain financial goals, including the Company’s revenue growth and return on shareholders’ equity, as determined annually by the Company’s Compensation Committee, not to exceed an amount equal to 20% of his base salary.

We entered into an “at will” employment agreement dated December 29, 2010, and has been amended from time to time, with Mr. Dury which currently provides for a base salary of $110,000, and the opportunity to earn commissions on loan fees received by us on loans originated by Mr. Dury. The loan fees on which Mr. Dury earns commissions are determined in our sole discretion and do not include fees paid prior to or after closing, or fees paid by any party other than the borrower.

Under the amended employment agreement, Mr. Dury had the opportunity to earn commissions for 2018 on the basis below:

Fees on Loans Originated by Mr. Dury	Commissions Earned by Mr. Dury
Under 2x Base Salary	None
Exceeds 2x Base Salary but less than $250,000	10% of fees in excess of 2x Base Salary
Exceeds $250,000 but less than $500,000	10% of fees in excess of 2x Base Salary, plus 20% of fees in excess of $250,000
Exceeds $500,000 but less than $750,000	10% of fees in excess of 2x Base Salary, plus $50,000, plus 25% of fees in excess of $500,000
Exceeds $750,000	10% of fees in excess of 2x Base Salary, plus $112,500, plus 30% of fees in excess of $750,000

Mr. Dury’s employment agreement includes certain restrictive covenants, including a 12-month non-competition period.

Mr. Dunlap and Mr. Dury both are also eligible to receive equity awards under the Company’s long-term incentive plans described below. The Compensation Committee determines the amount of any award each plan participant is eligible to receive and establishes certain targets for the Company’s performance.

Long-Term Incentive Plans

Equity-based incentive awards are currently made though our 2017 Equity Incentive Plan (the “2017 Incentive Plan”). We also maintain the Incentive Plan for Merchants Bank of Indiana Executive Officers (the “Prior Incentive Plan”). As of the effective date of the 2017 Equity Incentive Plan, no further awards shall be granted under the Prior Incentive Plan. However, any previously outstanding incentive award granted under the Prior Incentive Plan remains subject to the terms of such plans until the time it is no longer outstanding.

Merchants Bancorp 2017 Equity Incentive Plan

The 2017 Equity Incentive Plan was adopted by our Board on June 22, 2017 and approved by our shareholders on July 5, 2017. The 2017 Equity Incentive Plan was designed to ensure availability of equity awards that will assist us in attracting, retaining and rewarding key employees, Directors and other service providers. Pursuant to the 2017 Equity Incentive Plan, a committee of the Board (the “Committee,” for which the Compensation Committee has been appointed by the Board to serve in such role) is allowed to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and other incentive awards. Up to 1,500,000 shares of common stock are available for issuance under the 2017 Equity Incentive Plan. As of December 31, 2018, there have been no awards under the 2017 Equity Incentive Plan.

Awards vest, become exercisable and contain such other terms and conditions as determined by the Committee and set forth in individual agreements with the participants receiving the awards. Awards to our Chief Executive Officer must have a vesting period of at least three (3) years. The 2017 Equity Incentive Plan enables the Committee to set specific performance criteria, in compliance with the United States Treasury Department’s final “Guidance on Sound Incentive Compensation Policies,” that must be met before an award vests under the 2017 Equity Incentive Plan. In establishing criteria, the Committee must attempt to balance risk and financial results in a manner that does not encourage participants to expose us to unnecessary or excess risks. At least 50% of any award to the Chief Executive Officer must be performance-based. An award agreement with the Chief Executive Officer also must stipulate that the Chief Executive Officer will hold shares of stock received for at least a 12-month period after vesting requirements are satisfied, unless the Chief Executive Officer incurs a termination of service, in which case the holding period ends on the termination date.

The 2017 Equity Incentive Plan allows for acceleration of vesting and exercise privileges of grants if a change in control occurs and a participant incurs a termination of service without cause following the change in control or in the event of a participant’s death or total disability. If a participant’s job is terminated for cause, then all unvested awards expire at the date of termination.

Outstanding Equity Awards at Fiscal Year End

The following table provides information for each of our Named Executive Officers regarding outstanding unvested stock awards held by the Named Executive Officers as of December 31, 2018.

None of our Named Executive Officers had outstanding stock options as of December 31, 2018.  Market values are presented as of the end of 2018 (based on the closing price of $19.96 on December 31, 2018).

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael F. Petrie	—	—
Michael J. Dunlap (2)	33,442	667,103
Michael R. Dury (3)	14,579	290,997

(1)         All shares were awarded under our Prior Incentive Plan and will accelerate and vest in full upon a change in control (as defined in the Prior Incentive Plan).

(2)         All are restricted stock units: 11,366 vest on December 31, 2019, 9,353 vest on December 31, 2020, and 12,703 vest on December 31, 2021.

(3)         All are restricted stock units: 5,429 vest on December 31, 2019, 5,237 vest on December 31, 2020, and 3,913 vest on December 31, 2021.

EXECUTIVE OFFICERS

A description of the background and business experience of our current Executive Officers who are not Directors is provided below. Messrs. Petrie, Dunlap, and Evans,’ each of whom currently serves as a Director, background and business experience is discussed in Election of Directors above.

John F. Macke, 53.    Mr. Macke joined Merchants in July 2017 as the Chief Financial Officer. Prior to joining Merchants, Mr. Macke served as Executive Vice President of Capital Markets at Stonegate Mortgage Corporation where he also served as Chief Financial Officer from April 2013 to May 2014 after joining in January 2012. Mr. Macke also held executive positions with Freedom Mortgage and Irwin Mortgage and has over 25 years of mortgage banking experience. Mr. Macke holds a Bachelor of Science degree in Business Administration from the University of Dayton and an MBA from Indiana University.

Michael R. Dury, 34.    Mr. Dury joined Merchants Capital in July 2007and has served in various capacities, starting as a Real Estate Investment Officer and is currently in the position of President of Merchants Capital. During his employment with Merchants Capital, Mr. Dury has also served as the Assistant Vice President, Vice President, Senior Vice President, Executive Vice President, and Chief Operating Officer. Mr. Dury also previously served as President of The Notre Dame Club of Indiana.

Susan D. Kucer, 64.    Ms. Kucer joined Merchants Bank in February 2016 as the President of the Indianapolis Market. Prior to joining Merchants Bank, Ms. Kucer served as Senior Vice President and the Business Banking Market Manager for PNC Bank from November 1982 through December 2016. At PNC Bank Ms. Kucer led a team of sales and relationship managers to provide deposit, lending, treasury management and merchant services to business customers throughout four Midwest states. Ms. Kucer is currently on the board of Visitors for Butler University’s College of Liberal Arts and Sciences and on the Board of Trustees for Brebeuf Jesuit Preparatory School.

Jerry F. Koors, 55.    Mr. Koors joined Merchants in October 2013 as the President of Merchants Mortgage, a division of Merchants Bank. Prior to joining Merchants Mortgage, Mr. Koors had served as a Regional Vice President for PNC Mortgage since February 1995. Mr. Koors has spent over 20 years in lending and bank-related management roles, including managing up to 120 loan officers in up to five states in the origination of investment quality loans sold to various agencies.

Richard L. Belser, 68.    Mr. Belser joined Merchants in July 2007 as Senior Vice President and Senior Credit Officer for the Indianapolis market. Following graduation with a finance degree from the Indiana University Kelley School of Business and an MBA degree from Butler University, his banking career spans over 40 years holding executive management positions in Retail, Business, and Corporate Banking. Mr. Belser’s responsibilities include Loan Administration and Chairman of Merchants Bank’s Discount Committee.

Kevin T. Langford, 51.    Mr. Langford joined Merchants and is currently the Senior Vice President and Chief Administrative Officer and his responsibilities include management of human resources, information technology, compliance and marketing. Prior to joining Merchants Bank, Mr. Langford served in various executive and management capacities with First Financial Bank in Cincinnati, Ohio, including President of Community Banking, President of Consumer Banking, CIO, and CAO.

Terry A. Oznick, 35. Mr. Oznick joined Merchants as Senior Vice President and General Counsel in September 2018. Mr. Oznick has extensive experience representing financial institutions, including advising on mergers and acquisitions, SEC filings and compliance, operational issues, cash management products, and electronic banking. Prior to joining Merchants, Mr. Oznick served as Senior Associate at the law firm of Krieg DeVault LLP, Senior Counsel and Vice President at Citibank, N.A., and Assistant General Counsel and Vice President at JPMorgan Chase Bank, N.A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date regarding the beneficial ownership of our common stock:

•                  each shareholder known by us to beneficially own more than 5% of our outstanding common stock;

•                  each of our Directors and nominees;

•                  each of our Named Executive Officers; and

•                  all of our Directors, nominees, and Executive Officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 28,704,163 shares of our common stock outstanding as of the Record Date.

The address for each shareholder listed in the table below is: c/o Merchants Bancorp, 11555 North Meridian Street, Suite 400, Carmel, Indiana, 46032.

	Amount and Nature of Beneficial Ownership (1)
Name	Number	%
5% shareholders:
Jody J. Petrie (2)	9,987,777	34.80
Mary H. Rogers (3)	2,292,786	7.99
Katherine H. Rogers (4)	2,558,201	8.91
Carey Rogers Kulongoski (4)	2,569,071	8.95

Randall D. Rogers, Jr. (4)	2,569,071	8.95

Directors, Nominees, and Named Executive Officers:
Michael J. Dunlap	19,993	*
Michael R. Dury	24,097	*
Scott A. Evans	4,002	*
Sue Anne Gilroy	1,928	*
Andrew A. Juster	10,000	*
Patrick D. O’Brien	66,866	*
John W. Perry	14,616	*
Michael F. Petrie (5)	9,987,777	34.80
Randall D. Rogers (6)	2,292,786	7.99
Anne E. Sellers	991	*
David N. Shane	8,491	*
All Directors, Nominees, and Executive Officers as a group (17 persons)	12,462,673	43.42

*denotes less than 1%

(1)         Does not include awards under the Prior Incentive Plan or the 2017 Equity Incentive Plan that are unvested and the recipient is not entitled to vote or receive dividends.

(2)         Jody J. Petrie is the wife of Michael F. Petrie and is the sole trustee of the following trusts: The Julia L. Petrie Irrevocable GST Trust 2010 (950,000 shares); The Emily J. Petrie Irrevocable GST Trust 2010 (950,000 shares); The Emily J. Petrie Irrevocable Trust — 2010 (2,392,790 shares); and The Julia L. Petrie Irrevocable Trust — 2010 (2,392,790 shares). Mrs. Petrie’s reported beneficial ownership includes 3,302,197 shares held jointly with Mr. Petrie.

(3)         Mary H. Rogers is the wife of Randall D. Rogers and is the sole trustee of the following trusts: The Katherine H. Rogers Irrevocable GST Trust 2011 (582,000 shares); The Carey Rogers Kulongoski Irrevocable GST Trust 2010 (582,000 shares); and The Randall D. Rogers, Jr. Irrevocable GST Trust 2011 (582,000 shares). Mrs. Rogers’ beneficial ownership also includes 546,786 shares held individually by Mr. Rogers as to which Mrs. Rogers may be deemed to have beneficial ownership. Mrs. Rogers disclaims beneficial ownership of shares held individually by Mr. Rogers.

(4)         Katherine H. Rogers, Carey Rogers Kulongoski, and Randall D. Rogers, Jr. are the adult children of Randall D. Rogers.

(5)         Includes 3,302,197 shares held jointly by Mr. Petrie and Jody J. Petrie and 6,685,580 shares held by trusts of which Jody J. Petrie is the sole trustee, as described in footnote (2) above, as to which Mr. Petrie may be deemed to have beneficial ownership. Mr. Petrie disclaims beneficial ownership of all shares that he does not hold individually.

(6)         Includes 546,786 shares held individually by Mr. Rogers and 1,746,000 shares held by trusts of which Mary H. Rogers is the sole trustee, as described in footnote (3) above, as to which Mr. Rogers may be deemed to have beneficial ownership. Mr. Rogers disclaims beneficial ownership of all shares that he does not hold individually.

Equity Compensation Plan Information as of December 31, 2018

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	N/A	1,500,000
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	1,500,000

We do not currently have any compensation plans under which equity securities are authorized for issuance that have not been approved by security holders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and Executive Officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC. Our Directors and Executive Officers are also required to furnish us with copies of all such Section 16(a) reports they file. These reports are available on our website at http://investors.merchantsbankofindiana.com/InsiderFilings

Based on a review of these reports, and on written representations from our reporting persons, we believe that all such Section 16(a) filing requirements applicable to our Directors and Executive Officers were satisfied during 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with Directors and Executive Officers described in “Executive Compensation” above, the following is a description of transactions since January 1, 2018, to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our Directors, Executive Officers, or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Farmers-Merchants Bank of Illinois (formerly known as Joy State Bank)

On January 2, 2018 we acquired Farmers-Merchants Bank of Illinois (known as Joy State Bank until October 22, 2018), an Illinois chartered bank, from Mr. Petrie, our Chairman and Chief Executive Officer, and Mr. Rogers, our Vice Chairman, for approximately $5.5 million pursuant to that Stock Purchase Agreement by and among Messrs. Petrie and Rogers, in their capacities as individuals, and us dated as of May 8, 2017. The Stock Purchase Agreement was approved by our Board and Messrs. Petrie and Rogers abstained from the vote and were excused from the meeting at the time of the vote. These votes were not considered by the Audit Committee or a special committee. The acquisition is expected to provide access to the Mortgage Partnership Finance Program, an attractive program offered through the Federal Home Loan Bank of Chicago which Merchants Bank, as an Indiana chartered state bank, cannot access. The purchase price was equal to the price paid by Messrs. Petrie and Rogers for Joy State Bank, plus their expenses and a cost of funds equal to 3.75%.

Employment Relationships with Related Parties

We employ Matt Kaercher, the son-in-law of Mr. Petrie, as Senior Vice President, Midwest/Correspondent Lending of Merchants Capital. Mr. Kaercher’s compensation for 2018 totaled $692,000, which consisted of a base salary, production bonus, and benefits.

In 2018 we also employed John Petrie, the brother of Mr. Petrie, as Senior Vice President, Chief Underwriter of Merchants Capital. John Petrie’s job-related compensation for 2018 totaled $144,000, which consisted of a base salary, production bonus, and benefits. Additionally, we paid John Petrie $23,000 in 2018 and expect to pay him $260,000 in 2019 in connection with his employment ending at Merchants Capital.

Ordinary Banking Relationships

Certain of our Directors, officers, beneficial owners of more than 5% of our common stock and their associates were customers of and had transactions with us in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to loan with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us or Merchants Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by Merchants Bank’s board of directors in accordance with bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to us or Merchants Bank.

Policies and Procedures Regarding Related Party Transactions

Transactions by us or Merchants Bank and certain of our other subsidiaries with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Merchants Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Merchants Bank to its executive officers, directors and principal shareholders).

Under applicable SEC and Nasdaq rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Our related parties include Directors (including nominees for election as Directors), Executive Officers, 5% shareholders and the immediate family members of these persons or entities affiliated with them. In accordance with our Audit Committee Charter, related party transactions are evaluated in accordance with our Code of Conduct. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any Director or Executive Officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair a Non-Executive Director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

REPORT OF THE AUDIT COMMITTEE

Our management is responsible for the internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees our internal controls and financial reporting process on behalf of the Board. The Audit Committee has met and held discussions with management and the independent registered public accounting firm on these matters. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard 1301, as adopted by the Public Company Accounting Oversight Board, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from us and our management.  In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of our internal control over financial reporting and the overall quality of our financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of our financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that our independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC. The Audit Committee has appointed, subject to shareholder ratification, BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

The Audit Committee of the Board of Directors
of Merchants Bancorp

John W. Perry, Chairperson
Sue Anne Gilroy
Patrick D. O’Brien
Anne E. Sellers
David N. Shane

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The following table sets forth the aggregate fees billed for audit services rendered by BKD, LLP in connection with its audit of our consolidated financial statements and reports for our fiscal years ended December 31, 2018 and 2017 and for other services rendered during fiscal years ended December 31, 2018 and 2017, as well as all out-of-pocket costs incurred in connection with these services.

	2018	2017
Audit Fees (1)	$421,140	$369,550
Audit-Related Fees (2)	12,480	242,500
Tax Fees (3)	38,350	32,600
All Other Fees	—	—
TOTAL	$471,970	$644,650

(1)                           Includes fees billed for the audit of consolidated financial statements, including review of interim financial information contained in Quarterly Reports on Form 10-Q and other regulatory reports.

(2)                           For 2018, this amount includes fees associated with the audit of our employee benefits plans. For 2017, this amount includes fees associated with our initial public offering and other attestation services.

(3)                           Includes fees billed for tax compliance services, including preparation of federal and state income tax returns, preparation of property tax returns, and tax payment and planning advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.  The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.

SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

We anticipate holding our 2020 annual meeting of shareholders on May 14, 2020. Based on the date this proxy statement is being made available to shareholders, proposals submitted by shareholders under Rule 14a-8 of the Exchange Act to be presented at the 2020 annual meeting must be received by the Company at its principal executive office no later than December 6, 2019, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting, and must otherwise comply with the SEC rules and regulations. Any such proposals should be sent to the attention of the Secretary of the Company at 11555 N. Meridian Street, Suite 400, Carmel, Indiana 46032.

All Director nominations and other shareholder proposals must be made in accordance with the requirements contained in the Company’s By-Laws, however, the Company is not required to include such nomination or proposal in its proxy statement. See the description of the nomination procedures beginning on page 11.

OTHER MATTERS

The Board does not know of any matters for action by shareholders at the Annual Meeting other than the matters described in the accompanying Notice of 2019 Annual Meeting of Shareholders. However, your proxy will confer upon the named proxies discretionary authority with respect to matters which are not known to the Board at the time of this proxy statement and which may properly come before the Annual Meeting. It is the intention of the persons named as proxies to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

YOUR VOTE IS IMPORTANT. PLEASE EXERCISE YOUR SHAREHOLDER RIGHT TO VOTE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Eastern Time, on May 16, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/MBIN delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MBIN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: 01 - Michael F. Petrie 04 - Scott A. Evans 07 - Patrick D. O’Brien 02 - Randall D. Rogers 05 - Sue Anne Gilroy 08 - Anne E. Sellers 03 - Michael J. Dunlap 06 - Andrew A. Juster 09 - David N. Shane Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 06 07 08 09 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 2. Ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the year ending December 31, 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 4 9 9 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 031GBB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommends a vote FOR all nominees listed, and FOR Proposal 2. Annual Meeting Proxy Card1234 5678 9012 345

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Merchants Bancorp Shareholders Thursday, May 16, 2019 at 8:30 a.m. Merchants Bancorp Headquarters 11555 N. Meridian Street, Carmel, Indiana Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting – May 16, 2019 John F. Macke and Tami L. Durle, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Merchants Bancorp to be held on May 16, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees listed in Proposal 1 and FOR Ratification of BKD, LLP as independent auditor as provided in Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy – Merchants Bancorp Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MBIN